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                                                                     EXHIBIT 4.3

                      [LETTERHEAD OF STATE OF CALIFORNIA]

                              SECRETARY OF STATE



                             CORPORATION DIVISION


    I, BILL JONES, Secretary of State of the State of California, hereby certify:

    That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.
                                         IN WITNESS WHEREOF, I execute
                                            this certificate and affix the Great
                                            Seal of the State of California this


                                                        JUNE 27 1996
                                            ------------------------------------



[THE GREAT SEAL OF THE
STATE OF CALIFORNIA]                                 /s/ Bill Jones

                                                   Secretary of State



Sec./State Form CE-107(rev 9-95)
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                         CERTIFICATE OF DETERMINATION
                                      OF
               RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
                 OF SERIES B CONVERTIBLE PREFERRED STOCK OF
                  GRAND PRIX ASSOCIATION OF LONG BEACH, INC.
                           A California Corporation

     The undersigned, CHRISTOPHER R. POOK and GEMMA A. BANNON, hereby certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of GRAND PRIX ASSOCIATION OF LONG BEACH, INC. (the "Corporation").

     2. Under authority given by the Corporation's Articles of Incorporation, the Board of Directors has duly adopted the following recitals and resolutions:

     WHEREAS, the Articles of Incorporation of the Corporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

     WHEREAS, the Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to fix the number of shares constituting any such series; and

     WHEREAS, the Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to fix the number of shares constituting any such series; and to determine the designation thereof, or any of them; and

     WHEREAS, the Board of Directors of the Corporation desires to determine the rights, preferences, privileges and restrictions relating to the second series of Preferred Stock, and the number of shares constituting and the designation of the series;

     NOW, THEREFORE, IT IS RESOLVED, that the Board of Directors hereby determines the designation of, number of shares constituting, and the rights, preferences, privileges and restrictions relating to the second series of Preferred Stock as follows:

        (a) The second series of Preferred Stock shall be designated "Series B Convertible Preferred Stock."

        (b) The number of shares constituting the Series B Convertible Preferred Stock shall be 280,000.

        (c)(i) The holders of the Series B Convertible Preferred Stock shall be entitled to receive dividends when and as declared by the Board of Directors, out of any corporate assets at the time legally available for this purpose, at an annual rate equal to 4.185% of the original value of each share. The term "original value" means the price at which the first share of the Series B Convertible Preferred Stock was issued. Such dividends shall be payable in cash annually on the anniversary of the

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issuance of the Series B Convertible Preferred Stock to holders of Series B
Convertible Preferred Stock of record on a date not more than sixty (60) nor less than ten (10) days preceding the respective payment date as specified by the Board of Directors or, if not so specified, as provided in the bylaws or by law. Dividends shall accrue on each share of Series B Convertible Preferred Stock from the date of its original issuance and shall accrue from day to day, whether or not earned or declared. Dividends shall be cumulative so that if dividends in respect of any previous annual dividend period at the above annual rate shall not have been paid on or declared and set apart for all Series B Convertible Preferred Stock, the deficiency shall be fully paid on or declared and set apart for those shares before any dividends may be declared and paid on Common Stock in any fiscal year of the Corporation. All dividends payable to the holders of the Series B Convertible Preferred Stock shall be paid after all dividends for the current fiscal year have been paid to the holders of the Series A Convertible Preferred Stock.

           (ii) The right to receive and accrue dividends shall cease on the earliest of (A) the date on which the Series B Convertible Preferred Stock is converted to Common Stock, (B) December 31, 1998, or (C) payment in full of the indebtedness of the holder of the Series B Convertible Preferred Stock to Boatman's Bank of Tennessee and certain other lenders in the aggregate principal amount of $1,500,000 (the "Unassumed Debt").

      (d) On any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Convertible Preferred Stock shall share ratably with the holders of the Common Stock in any distribution of cash or assets remaining after payment of the liquidation preference to the holders of the Series A Convertible Preferred Stock.

      (e)(i) Subject to the provisions of the California General Corporation Law and to any other applicable restrictions on the right of a corporation to redeem its own shares, the Corporation, on a date set during the month of January, 1999, shall redeem all of the outstanding Series B Convertible Preferred Stock which has not been converted as of December 31, 1998. Upon redemption, the Corporation shall pay for each share redeemed, cash in the amount of $.01 per share plus an amount, equal to all dividends thereon accrued and unpaid as provided in subparagraph (c)(1), above, whether earned or declared or not (the "Redemption Price.")

           (ii) At least ten (10) days before the date of redemption (the "Redemption Date"), a written redemption notice shall be given to each holder of Series B Convertible Preferred Stock by first-class mail, postage prepaid, at the shareholder's address as shown on the Corporation's records, stating: (A) that the Series B Convertible Preferred Stock is to be redeemed; (B) the Redemption Date; (C) the Redemption Price; and (D) the place of payment of the Redemption Price.

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          (iii) On or before the Redemption Date, each holder of shares to be redeemed shall surrender the certificates representing the shares to the Corporation at the place designated for payment in the redemption notice and shall then be entitled to receive payment of the Redemption Price.

          (iv) If the redemption notice shall have been duly given and if, on the Redemption Date, the Redemption Price is available for payment, whether or not the certificates covering these shares are surrendered, all rights with respect to the redeemable Series B Convertible Preferred Stock shall terminate except the right of the holders to receive the Redemption Price, without interest, on the surrender of the certificates.

          (v) Upon redemption of the Series B Convertible Preferred Stock, the Corporation shall be obligated to assume, pay and indemnify the holders of the Series B Convertible Preferred Stock and its shareholders from and against the Unassumed Debt.

     (f) The holders of the Series B Convertible Preferred Stock shall have conversion rights as follows:

          (i) The Series B Convertible Preferred Stock shall be convertible into fully paid and nonassessable Common Stock of the Corporation (calculated to the nearest one-hundredth of a share, fractions of less than one-hundredth of a share being disregarded) at the option of the respective holders of the shares at any time after June 30, 1997.

          (ii) Each share of the Series B Convertible Preferred Stock shall be convertible into one (1) share of Common Stock, subject to adjustment as provided in subparagraph (f)(iv), below.

          (iii) Before any shares of the Series B Convertible Preferred Stock may be converted into Common Stock at the option of the holder, the holder must surrender the certificate or certificates for those shares, duly endorsed in blank or accompanied by proper instruments of transfer. Conversion shall be deemed to have been made as of the date of surrender of the Series B Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of those shares of Common Stock on that date.

          (iv) The number of shares of Common Stock into which Series B Convertible Preferred Stock may be converted shall be subject to adjustment from time to time in certain cases as follows:

                (A) If the Corporation shall subdivide or combine its outstanding Common Stock into a greater or smaller number of shares, then in each case the number of shares of Common Stock

                                       3

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into which Series B Convertible Preferred Stock may be converted shall be increased or reduced in the same proportion.

                (B) If the Corporation shall set a record date for the purpose of entitling the holders of its Common Stock to receive a dividend or other distribution payable in Common Stock or securities convertible into or exchangeable for Common Stock, then in each such case the maximum number of shares of Common Stock issuable in payment of the dividend or distribution or upon conversion of or in exchange for the securities convertible into or exchangeable for Common Stock, shall be deemed to have been issued and to be outstanding as of that record date, and in each such case the number of shares of Common Stock into which Series B Convertible Preferred Stock may be converted, shall be increased in proportion to the increase, through the dividend or distribution, of the number of outstanding shares of Common Stock.

                (C) If the Corporation shall set a record date for the purpose of entitling the holders of its Common Stock to subscribe for additional Common Stock upon payment of an amount per share of Common Stock less then the "market value" (as defined in (D), below) per share of Common Stock on that record date, then in each such case the number of Common Stock deliverable upon the conversion of each Series B Convertible Preferred Stock shall be increased in the ratio which (v) the sum of the number of shares of Common Stock outstanding on that record date and the number of shares of Common Stock sold bears to (w) the sum of the number of shares of Common Stock outstanding on that record date and the number of shares of Common Stock which the aggregate subscription price would purchase at the "market value" per share of the Common Stock on that record date. Upon the setting of a record date by the Corporation for the purpose of entitling the holders of its Common Stock to subscribe for shares of stock or other securities convertible into, exchangeable for, or carrying rights of purchase of, Common Stock, a record date shall be deemed to have been set for the purpose of entitling the holders of its Common Stock to subscribe for the total number of shares of Common Stock deliverable upon the exercise of such rights of conversion, exchange, or purchase, upon payment of an aggregate price equal to the sum of (x) the total consideration payable to the Corporation for the stock or other securities so convertible or exchangeable, and (y) in the case of the stock or other securities carrying such rights, but not so convertible or exchangeable, the amount (if any) by which the consideration payable to the Corporation for that stock or other securities shall exceed the distributive amounts (excluding dividends) payable on voluntary liquidation of the Corporation with respect to that stock or the principal amount of securities, as the case may be, or the redemption price thereof, whichever is higher, and (z) any additional amount thereafter payable to the Corporation upon the exercise of the rights of conversion, exchange, or

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purchase.

               (D) The "market value" per share of Common Stock at the time as of which then "market value" is determined shall be deemed to be the average of the daily closing prices for thirty (30) consecutive business days selected by the Corporation out of the forty (40) such days immediately preceding the date as of which "market value" is determined. For the purpose of the foregoing sentence, a "business day" means a day on which the principal stock exchange or other market on which the Common Stock is traded was open for at least one-half of its normal business day. The closing price on any day shall be the last sale price, regular way, as reported in a composite published report of transactions which includes transactions on the exchange or other principal markets in which the Common Stock is traded or, if there is no such composite report as to any day, the last reported sales price, regular way (or if there is no such reported sale on that day, the average of the closing reported bid and asked prices) on the principal United States securities trading market (whether a stock exchange, NASDAQ, or otherwise) in which the Common Stock is traded; provided, however, that if the Common Stock is not publicly traded or listed during the time of any computation pursuant to this paragraph, its "market value" for the purposes hereof shall be the fair value as determined in good faith by the Board of Directors of the Corporation.

               (E) If there occurs any capital reorganization or any reclassification of the capital stock of the Corporation, the consolidation or merger of the Corporation with or into another corporation, or the sale or conveyance of all or substantially all of the assets of the Corporation to another corporation, each Series B Convertible Preferred Stock shall thereafter be convertible into the same kind and amounts of securities (including shares of stock) or other assets, or both, issuable or distributable to the holders of outstanding Common Stock of the Corporation upon reorganization, reclassification, consolidation, merger, sale, or conveyance, in respect of the number of shares of Common Stock into which that Series B Convertible
Preferred Stock might have been converted immediately prior to the reorganization, reclassification, consolidation, merger, sale or conveyance; and in any such case, appropriate adjustments (as determined by the Board of Directors) shall be made applying the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series B Convertible Preferred Stock, to the end that the provisions set forth (including provisions with respect to changes in, and other adjustments of, the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets deliverable upon the conversion of the Series B Convertible Preferred Stock.

          (v)  Immediately upon adjustment of the amount of

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Common Stock or other securities deliverable upon the conversion of Series B
Convertible Preferred Stock, the Corporation shall file, at its principal executive office and with any transfer agent or agents for Series B Convertible Preferred Stock and for Common Stock, a statement, signed by the Chairman of the Board, President, or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer or one of its Assistant Treasurers, stating the adjusted amount of its Common Stock or other securities deliverable upon the conversion of the Series B Convertible Preferred Stock calculated to the nearest one one-hundredth and setting forth in reasonable detail the method of calculation and the facts requiring the adjustment and upon which the calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

         (vi) No fractional shares of Common Stock shall be issued upon the conversion of the Series B Convertible Preferred Stock. If any fractional interest in a share of Common Stock would otherwise be deliverable upon the conversion of any of the Series B Convertible Preferred Stock the Corporation shall, in lieu of delivering the fractional share, pay the holder of the converted Series B Convertible Preferred Stock an amount equal to the value of the fractional interest.

     (g) Each holder of Series B Convertible Preferred Stock shall have the same rights to vote held by the holders of the Corporation's Common Stock. Each holder of the Series B Convertible Preferred Stock shall have the number of votes equal to the number of shares of Series B Convertible Preferred Stock held.

     FURTHER RESOLVED, that the President and Secretary of the Corporation are each authorized to execute, verify, and file a Certificate of Determination of Rights, Preferences, Privileges and Restrictions in accordance with California law setting forth the foregoing rights, preferences, privileges and restrictions on the Series B Convertible Preferred Stock.

     3. The authorized number of shares of Preferred Stock of the Corporation is 10,000,000, and the number of shares constituting the Series B Convertible Preferred Stock, none of which has been issued, is 280,000.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate on June
                                                                           ----
19, 1996.
--

                                           /s/ Christopher R. Pook
                                           ------------------------------
                                           CHRISTOPHER R. POOK, PRESIDENT

                                           /s/ Gemma A. Bannon
                                           ------------------------------
                                           GEMMA A. BANNON, SECRETARY

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

     The undersigned, CHRISTOPHER R. POOK and GEMMA A. BANNON, the President and Secretary, respectively, of GRAND PRIX ASSOCIATION OF LONG BEACH, INC., each declares under penalty of perjury under the laws of the State of California that the matters set out in the foregoing Certificate are true of his or her own knowledge.

     Executed at Long Beach, California, on 6/19, 1996.
                                            ----



                                           /s/ Christopher R. Pook
                                           ------------------------------
                                           CHRISTOPHER R. POOK

                                           /s/ Gemma A. Bannon
                                           ------------------------------
                                           GEMMA A. BANNON

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